UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2019

BARFRESH FOOD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55131	27-1994406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Wilshire Boulevard Suite 1720, Los Angeles, CA 90010

Address of principal executive offices)

Registrant’s telephone number, including area code: 310-598-7113

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BARFRESH FOOD GROUP INC.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 11, 2019, Barfresh Food Group, Inc., a Delaware corporation (the “Company”), held its 2019Annual Meeting of Stockholders (the “Annual Meeting”).

A total of 108,769,619 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting to consider and vote on the matters listed below. This represented approximately 83.61% of the Company’s shares of common stock that were outstanding and entitled to vote at the Annual Meeting. The proposals set forth below, each of which is described in more detail in the Company’s 2019 definitive proxy statement filed with the SEC on August 7, 2019, were submitted to a vote of the stockholders and approved at the Annual Meeting.

Proposal 1 – To elect Riccardo Delle Coste, Steven Lang, Arnold Tinter, Joseph M. Cugine, Alexander H. Ware and Isabelle Ortiz-Cochet to serve a one-year term until their respective successors are duly elected and qualified or until their death, resignation, removal or disqualification.

The Company’s stockholders elected the following six directors, based on the following final voting results:

Name	FOR	WITHHOLD	BROKER NON- VOTE
Riccardo Delle Coste	90,680,444	3,528,724	14,560,451
Steven Lang	76,766,704	17,442,464	14,560,451
Arnold Tinter	90,757,419	3,451,749	14,560,451
Joseph M. Cugine	91,108,201	3,100,967	14,560,451
Alexander H. Ware	76,764,804	17,444,364	14,560,451
Isabelle Ortiz-Cochet	91,210,520	2,998,648	14,560,451

Proposal 2 – To ratify the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019

The Company’s stockholders ratified the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, based on the following final voting results:

FOR	AGAINST	ABSTAIN
108,439,713	154,089	175,817

Proposal 3 – Advisory Vote on Executive Compensation

The Company’s stockholders ratified executive compensation on an advisory basis.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
92,630,189	1,523,696	55,283	14,560,451

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc., a Delaware corporation (Registrant)

Date: September 17, 2019		/s/ Joseph Tesoriero
	By:	Joseph Tesoriero
	Its:	Chief Financial Officer